CERTIFICATE OF AMENDMENT
                              TO
                    CERTIFICATE OF FORMATION
                              OF
              GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

      GMAM Absolute Return Strategies Fund, LLC, a limited liability company organized and existing under the Limited
Liability Company Act of the State of Delaware does hereby certify as follows:

      FIRST:	The name of the limited liability company (the
"Company") is: GMAM Absolute Return Strategies Fund, LLC.

      SECOND:	The Certificate of Formation of the Company, as
filed with the Secretary of State of Delaware on June 13, 2001, as corrected by a Certificate of Correction, as filed with the Secretary of State of Delaware on June 19, 2001, and as amended by a Certificate of Amendment, as filed with the Secretary of State of Delaware on November 21, 2002, is hereby amended by deleting Article FIRST in its entirety and by substituting in lieu thereof the following new Article FIRST:

         "FIRST:	The name of the limited liability
         company (the "LLC") is: Promark Absolute Return
         Strategies Fund, LLC"

      THIRD:	The effective time of the amendment herein
certified shall be upon the acceptance of this Certificate of Amendment by the Secretary of State of the State of Delaware.

                     *     *     *


IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment, this 9th day of March, 2009.

GMAM ABSOLUTE RETURN STRATEGIES FUND, LLC

By:    /s/Nancy C. Everett
Name:  Nancy C. Everett
Title: President

By:    /s/Charles A. Hurty
Name:  Charles A. Hurty
Title: Manager

By:    /s/Robert E. Shultz
Name:  Robert E. Shultz
Title: Manager